Bunge Reports Third Quarter 2022 Results
St. Louis, MO - October 26, 2022 - Bunge Limited (NYSE:BG) today reported third quarter 2022 results
•Q3 GAAP EPS of $2.49 vs. $4.28 in the prior year; $3.45 vs. $3.72 on an adjusted basis excluding certain gains/charges and mark-to-market timing differences
•Strong Agribusiness results in line with last year
•Higher Refined and Specialty Oils results reflecting strength in most regions
•Repurchased $200 million of Bunge common shares
•Increasing full-year adjusted EPS outlook to at least $13.50 per share

➢	Overview

Greg Heckman, Bunge’s Chief Executive Officer, commented, “Our strong results this quarter demonstrate our team’s outstanding coordination and discipline as well as the flexibility of our global platform in this rapidly changing market. These strengths enabled us to better partner with our customers at both ends of the value chains to deliver innovative and sustainable solutions to consumers around the world.

"We are also enhancing our capabilities and assets to position Bunge for continued growth. We are investing in our core oilseed business as well as the growing opportunities in specialty fats and oils, renewable feedstocks and plant-based proteins. We remain confident in our business and our team’s ability to create value for the long term.”

➢	Financial Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
(US$ in millions, except per share data)	2022	2021	2022	2021
Net income attributable to Bunge	$380	$653	$1,274	$1,847
Net income per common share-diluted	$2.49	$4.28	$8.30	$12.12

Mark-to-market timing difference (a)	$0.19	$0.22	$1.04	$(0.83)
Certain (gains) and charges (b)	$0.77	$(0.78)	$1.32	$(1.86)
Adjusted Net income per common share-diluted (c)	$3.45	$3.72	$10.66	$9.43

Core Segment EBIT (c) (d)	$628	$812	$1,959	$2,464
Mark-to-market timing difference (a)	36	44	193	(151)
Certain (gains) & charges (b)	76	(158)	156	(328)
Adjusted Core Segment EBIT (c)	$740	$698	$2,308	$1,985

Corporate and Other EBIT (c)	$(84)	$(81)	$(238)	$(227)
Certain (gains) & charges (b)	11	—	(18)	—
Adjusted Corporate and Other EBIT (c)	$(73)	$(81)	$(256)	$(227)

Non-core Segment EBIT (c) (e)	$24	$53	$63	$92
Certain (gains) & charges (b)	—	—	—	—
Adjusted Non-core Segment EBIT (c)	$24	$53	$63	$92

Total Segment EBIT (c)	$568	$784	$1,784	$2,329
Mark-to-market timing difference (a)	36	44	193	(151)
Total Certain (gains) & charges (b)	87	(158)	138	(328)
Adjusted Total Segment EBIT (c)	$691	$670	$2,115	$1,850

(a)Mark-to-market timing impact of certain commodity and freight contracts, readily marketable inventories, and related hedges associated with committed future operating capacity. See note 3 in the Additional Financial information section of this release for details.
(b)Certain (gains) & charges included in Total Segment EBIT. See Additional Financial Information for details.
(c)Core Segment EBIT, Adjusted Core Segment EBIT, Corporate and Other EBIT, Adjusted Corporate and Other EBIT, Non-core Segment EBIT, Adjusted Non-core Segment EBIT, Total Segment EBIT, Adjusted Total Segment EBIT, and Adjusted Net income per common share-diluted are non-GAAP financial measures. Reconciliations to the most directly comparable U.S. GAAP measures are included in the tables attached to this press release and the accompanying slide presentation posted on Bunge's website.
(d)Core Segment earnings before interest and tax ("Core Segment EBIT") comprises the aggregate earnings before interest and tax (“EBIT”) of Bunge’s Agribusiness, Refined and Specialty Oils, and Milling reportable segments, and excludes Bunge's Sugar & Bioenergy reportable segment and Corporate and Other activities.
(e)Non-core Segment EBIT comprises Bunge’s Sugar & Bioenergy reportable segment EBIT, which reflects Bunge's share of the results of its 50/50 joint venture with BP p.l.c.

➢	Third Quarter Results
Core Segments
Agribusiness

	Three Months Ended		Nine Months Ended
(US$ in millions, except per share data)	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Volumes (in thousand metric tons)	19,622	19,534	59,182	62,827

Net Sales	$11,741	$9,868	$35,719	$31,312

Gross Profit	$632	$591	$1,812	$1,887

Selling, general and administrative expense	$(135)	$(118)	$(375)	$(313)

Foreign exchange gains (losses)	$(35)	$(30)	$(119)	$(1)

EBIT attributable to noncontrolling interests	$3	$5	$(14)	$(6)

Other income (expense) - net	$6	$181	$(71)	$227

Income (loss) from affiliates	$10	$10	$41	$44

Segment EBIT	$481	$639	$1,274	$1,838
Mark-to-market timing difference	26	52	167	(144)
Certain (gains) & charges	21	(158)	101	(158)
Adjusted Segment EBIT	$528	$533	$1,542	$1,536

Certain (gains) & charges, Net income (loss) attributable to Bunge	$21	$(119)	$89	$(119)
Certain (gains) & charges, Earnings per share	$0.14	$(0.78)	$0.59	$(0.78)

Processing (2)

	Three Months Ended		Nine Months Ended
(US$ in millions)	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Processing EBIT	$344	$298	$907	$1,364
Mark-to-market timing difference	55	194	132	(301)
Certain (gains) & charges	21	(73)	73	(73)
Adjusted Processing EBIT	$420	$419	$1,112	$990
Results in the quarter were comparable to the prior year as increases in North and South America were largely offset by lower results in Europe, which were negatively impacted by a sharp increase in energy costs. Lower results in China were driven by pandemic-related restrictions.

Merchandising (2)

	Three Months Ended		Nine Months Ended
(US$ in millions)	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Merchandising EBIT	$137	$341	$367	$474
Mark-to-market timing difference	(29)	(142)	35	157
Certain (gains) & charges	—	(85)	28	(85)
Adjusted Merchandising EBIT	$108	$114	$430	$546
Merchandising results were down slightly compared to last year as higher contributions from global grains and financial services were offset by lower results in global oils marketing.
Refined & Specialty Oils

	Three Months Ended		Nine Months Ended
(US$ in millions, except per share data)	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Volumes (in thousand metric tons)	2,316	2,383	6,941	6,802

Net Sales	$4,302	$3,648	$12,723	$9,572

Gross Profit	$232	$218	$819	$648

Selling, general and administrative expense	$(86)	$(83)	$(262)	$(259)

Foreign exchange gains (losses)	$(6)	$(1)	$(14)	$1

EBIT attributable to noncontrolling interests	$(3)	$(2)	$(7)	$(85)

Other income (expense) - net	$(9)	$(2)	$(17)	$236

Segment EBIT	$128	$130	$519	$541
Mark-to-market timing difference	12	12	15	9
Certain (gains) & charges	55	—	55	(170)
Adjusted Segment EBIT	$195	$142	$589	$380

Certain (gains) & charges, Net income (loss) attributable to Bunge	$55	$—	$55	$(165)
Certain (gains) & charges, Earnings per share	$0.36	$—	$0.36	$(1.08)

Refined & Specialty Oils Summary

Higher results in the quarter reflected strong performances in our refined oils operations in South America, Europe and North America.

Milling

	Three Months Ended		Nine Months Ended
(US$ in millions, except per share data)	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Volumes (in thousand metric tons)	1,234	1,190	3,537	3,351

Net Sales	$631	$530	$1,911	$1,392

Gross Profit	$45	$70	$242	$161

Selling, general and administrative expense	$(26)	$(25)	$(78)	$(73)

Foreign exchange gains (losses)	$—	$(2)	$2	$(2)

Segment EBIT	$19	$43	$166	$85
Mark-to-market timing difference	(2)	(20)	11	(16)
Certain (gains) & charges	—	—	—	—
Adjusted Segment EBIT	$17	$23	$177	$69

Certain (gains) & charges, Net income (loss) attributable to Bunge	$—	$—	$—	$—
Certain (gains) & charges, Earnings per share	$—	$—	$—	$—

Milling Summary

Higher results in North America were more than offset by lower results in South America.

Corporate and Other

	Three Months Ended		Nine Months Ended
(US$ in millions, except per share data)	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Gross Profit	$(23)	$(19)	$(15)	$(25)

Selling, general and administrative expense	$(90)	$(101)	$(263)	$(250)

Foreign exchange gains (losses)	$(11)	$(3)	$(19)	$(9)

EBIT attributable to noncontrolling interests	$—	$2	$(11)	$2

Other income (expense) - net	$40	$41	$71	$55

Segment EBIT	$(84)	$(81)	$(238)	$(227)
Certain (gains) & charges	11	—	(18)	—
Adjusted Segment EBIT	$(73)	$(81)	$(256)	$(227)

Certain (gains) & charges, Net income (loss) attributable to Bunge	$41	$—	$59	$—
Certain (gains) & charges, Earnings per share	$0.27	$—	$0.37	$—

Corporate

	Three Months Ended		Nine Months Ended
(US$ in millions)	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Corporate EBIT	$(104)	$(114)	$(262)	$(270)
Certain (gains) & charges	11	—	(18)	—
Adjusted Corporate EBIT	$(93)	$(114)	$(280)	$(270)
Other

	Three Months Ended		Nine Months Ended
(US$ in millions)	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Other EBIT	$20	$33	$24	$43
Certain (gains) & charges	—	—	—	—
Adjusted Other EBIT	$20	$33	$24	$43

Corporate and Other Summary

The decrease in Corporate expenses in the quarter was primarily related to the timing of performance-based compensation accruals. The decrease in Other was primarily related to lower gains on investments in Bunge Ventures.

Non-core Segments
Sugar & Bioenergy

	Three Months Ended		Nine Months Ended
(US$ in millions, except per share data)	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Net Sales	$74	$69	$195	$190

Gross Profit	$2	$2	$6	$3

Income (loss) from affiliates	$20	$51	$56	$89

Segment EBIT	$24	$53	$63	$92
Certain (gains) & charges	—	—	—	—
Adjusted Segment EBIT	$24	$53	$63	$92

Certain (gains) & charges, Net income (loss) attributable to Bunge	$—	$—	$—	$—
Certain (gains) & charges, Earnings per share	$—	$—	$—	$—
Sugar & Bioenergy Summary

Lower results in the quarter were primarily driven by the combination of lower ethanol volumes and increased costs.

Cash Flow

	Nine Months Ended
	Sep 30, 2022	Sep 30, 2021
Cash used for operating activities	$(5,031)	$(1,642)
Net proceeds from beneficial interest in securitized trade receivables	5,176	3,255
Cash provided by (used for) operating activities, adjusted	$145	$1,613
Cash used for operations in the nine months ended September 30, 2022 was $5,031 million compared to cash used of $1,642 million in the same period last year. Adjusting for the net proceeds from beneficial interest in securitized trade receivables, cash provided by operating activities, adjusted was $145 million compared with cash provided by operating activities, adjusted of $1,613 million in the prior year. The lower cash provided by operating activities was driven by a substantial increase in working capital primarily as a result of higher commodity prices. Funds from operations (FFO) adjusted for certain gains and charges and mark-to-market timing differences was $1,788 million compared to $1,304 million in the prior year.(4)
Income Taxes

For the nine months ended September 30, 2022, income tax expense was $257 million compared to $334 million in the prior year. The decrease was primarily due to lower pre-tax income.

➢	COVID-19 Update

Bunge continues to closely monitor developments related to the pandemic to ensure the health and safety of its employees. While all facilities are currently operating normally, the Company’s internal task force is prepared to re-establish safety measures and protocols should infection rates increase.

Bunge continues to monitor local, regional and national governmental actions that could limit or restrict the movement of agricultural commodities or products or otherwise disrupt physical product flows or its ability to operate in the future.

➢	Outlook
We are increasing our full-year 2022 EPS outlook to at least $13.50 to reflect third quarter results and the current environment.

In Agribusiness, full-year results are expected to be up from our previous outlook, but remain down from last year due to lower expected performance in Merchandising, which had a particularly strong 2021.

In Refined and Specialty Oils, full-year results are expected to be up from our previous outlook and significantly higher than last year.

In Milling, full-year results are expected to be similar to our previous outlook and significantly higher than last year.

In Corporate and Other, results are expected to be in line with our previous outlook and last year.

In Non-Core, full-year results in the sugar and bioenergy joint venture are expected to be down slightly from our previous outlook and below last year.

Additionally, the Company now estimates the following for 2022: an adjusted annual effective tax rate of 16%; net interest expense of $300 million; capital expenditures of $600 million; and depreciation and amortization of $400 million.

➢	Conference Call and Webcast Details
Bunge Limited’s management will host a conference call at 8:00a.m. Eastern (7:00a.m. Central) on Wednesday, October 26, 2022 to discuss the company’s results.
Additionally, a slide presentation to accompany the discussion of results will be posted on www.bunge.com.
To listen to the call, please dial 1 (844) 735-3666. If you are located outside the United States or Canada, dial +1 (412) 317-5706. Please dial in five to 10 minutes before the scheduled start time.

The call will also be webcast live at www.bunge.com. To access the webcast, go to “Events and presentations” in the “Investors” section of the company’s website. Select “Q3 2022 Bunge Limited Earnings Conference Call” and follow the prompts. Please go to the website at least 15 minutes prior to the call to register and download any necessary audio software.

A replay of the call will be available later in the day on October 26, 2022, continuing through November 26, 2022. To listen to it, please dial 1 (877) 344-7529 in the United States, 1 (855) 669-9658 in Canada, or +1 (412) 317-0088 in other locations. When prompted, enter confirmation code 4810830. A replay will also be available in "Past events" at "Events and presentations" in the "Investors" section of the company's website.

➢	About Bunge
At Bunge (NYSE: BG), our purpose is to connect farmers to consumers to deliver essential food, feed and fuel to the world. With more than two centuries of experience, unmatched global scale and deeply rooted relationships, we work to put quality food on the table, increase sustainability where we operate, strengthen global food security, and help communities prosper. As the world’s leader in oilseed processing and a leading producer and supplier of specialty plant-based oils and fats, we value our partnerships with farmers to improve the productivity and environmental efficiency of agriculture across our value chains and to bring quality products from where they’re grown to where they’re consumed. At the same time, we collaborate with our customers to create and reimagine the future of food, developing tailored and innovative solutions to meet evolving dietary needs and trends in every part of the world. Our Company is headquartered in St. Louis, Missouri, and we have almost 23,000 dedicated employees working across approximately 300 facilities located in more than 40 countries.

➢	Website Information
We routinely post important information for investors on our website, www.bunge.com, in the "Investors" section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

➢	Cautionary Statement Concerning Forward-Looking Statements
This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward looking statements. The following important factors, among others, could cause actual results to differ from these forward-looking statements: the impact on our employees, operations, and facilities from the war in Ukraine and the resulting economic and other sanctions imposed on Russia, including the impact on Bunge resulting from the continuation and/or escalation of the war and sanctions against Russia; industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business, fluctuations in energy and freight costs; competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional economic, agricultural, financial and commodities market, political, social and health conditions; the ongoing impacts of pandemic outbreaks, including COVID-19; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; the impact of government policies and regulations; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies and environmental, tax and biofuels regulation; the impact of seasonality; our capital allocation plans, funding needs and financing sources; changes in foreign exchange policy or rates; the effectiveness of our risk management strategies; our ability to attract and retain executive management and key personnel; the impact of our dependence on third parties; operational risks, including industrial accidents, natural disasters and cybersecurity incidents; and other factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Investor Contact: Ruth Ann Wisener Bunge Limited 636-292-3014 ruthann.wisener@bunge.com	Media Contact: Bunge News Bureau Bunge Limited 636-292-3022 news@bunge.com

➢	Additional Financial Information
Certain gains and (charges), quarter-to-date
The following table provides a summary of certain gains and (charges) that may be of interest to investors, including a description of these items and their effect on Net income (loss) attributable to Bunge, Earnings per share diluted and Segment EBIT for the three month periods ended September 30, 2022 and 2021.

(US$ in millions, except per share data)	Net Income (Loss) Attributable to Bunge		Earnings Per Share Diluted		Segment EBIT
Three Months Ended September 30,	2022	2021	2022	2021	2022	2021

Core Segments:	$(76)	$119	$(0.50)	$0.78	$(76)	$158
Agribusiness	$(21)	$119	$(0.14)	$0.78	$(21)	$158
Impairment on sale of a business	(21)	—	(0.14)	—	(21)	—
Gain on sale of a business	—	119	—	0.78	—	158

Refined and Specialty Oils	$(55)	$—	$(0.36)	$—	$(55)	$—
Impairment on sale of a business	(55)	—	(0.36)	—	(55)	—

Milling	$—	$—	$—	$—	$—	$—

Corporate and Other:	$(41)	$—	$(0.27)	$—	$(11)	$—
Impairment on sale of a business	(11)	—	(0.07)	—	(11)	—
Tax on Mexico wheat milling disposition	(30)	—	(0.20)	—	—	—

Non-core Segment:	$—	$—	$—	$—	$—	$—
Sugar & Bioenergy	$—	$—	$—	$—	$—	$—

Total	$(117)	$119	$(0.77)	$0.78	$(87)	$158

See Definition and Reconciliation of Non-GAAP Measures.
Core Segments
Agribusiness
EBIT for the three months ended September 30, 2022 included $21 million of impairment charges on the classification of our Russian oilseed and processing business as held-for-sale, recorded in Cost of goods sold.
EBIT for the three months ended September 30, 2021 included a $158 million gain on sale of a portfolio of interior grain elevators located in the United States (U.S. Grain Disposition), recorded in Other income (expense) - net.

Refined and Specialty Oils
EBIT for the three months ended September 30, 2022 included $55 million of impairment charges and employee severance expenses on the classification of our Russian oilseed and processing business as held-for-sale, recorded in Cost of goods sold.

Corporate and Other
EBIT for the three months ended September 30, 2022 included $11 million of impairment charges on the classification of our Russian oilseed and processing business as held-for-sale, recorded in Cost of goods sold.
Net income for the three months ended September 30, 2022 included $30 million tax expense on sale of our Mexico Wheat Milling business.

Certain gains and (charges), year-to-date
The following table provides a summary of certain gains and (charges) that may be of interest to investors, including a description of these items and their effect on Net income (loss) attributable to Bunge, Earnings per share diluted and Segment EBIT for the nine month periods ended September 30, 2022 and 2021.

(US$ in millions, except per share data)	Net Income (Loss) Attributable to Bunge		Earnings Per Share Diluted		Segment EBIT
Nine months ended September 30,	2022	2021	2022	2021	2022	2021

Core Segments:	$(144)	$284	$(0.95)	$1.86	$(156)	$328
Agribusiness	$(89)	$119	$(0.59)	$0.78	$(101)	$158
Ukraine-Russia War	(68)	—	(0.45)	—	(80)	—
Impairment on sale of a business	(21)	—	(0.14)	—	(21)	—
Gain on sales of a business	—	119	—	0.78	—	158

Refined and Specialty Oils	$(55)	$165	$(0.36)	$1.08	$(55)	$170
Impairment on sale of a business	(55)	—	(0.36)	—	(55)	—
Gain on sales of assets	—	165	—	1.08	—	170

Milling	$—	$—	$—	$—	$—	$—

Corporate and Other:	$(59)	$—	$(0.37)	$—	$18	$—
Pension settlement	21	—	0.14	—	29	—
Bond early redemption	(39)	—	(0.25)	—	—	—
Impairment on sale of a business	(11)	—	(0.07)	—	(11)	—
Tax on Mexico wheat milling disposition	(30)	—	(0.19)	—	—	—

Non-core Segment:	$—	$—	$—	$—	$—	$—
Sugar & Bioenergy	$—	$—	$—	$—	$—	$—

Total	$(203)	$284	$(1.32)	$1.86	$(138)	$328
See Definition and Reconciliation of Non-GAAP Measures.
Core Segments
Agribusiness
EBIT for the nine months ended September 30, 2022 included $80 million of charges, recorded in Cost of goods sold, resulting from the Ukraine-Russia war, primarily related to losses associated with inventories physically located in occupied territories in Ukraine, or in difficult to access locations with high costs of recovery.
EBIT for the nine months ended September 30, 2022 included $21 million of impairment charges on the classification of our Russian oilseed and processing business as held-for-sale, recorded in Cost of goods sold.
EBIT for the nine months ended September 30, 2021 included a $158 million gain on sale of a portfolio of interior grain elevators located in the United States (U.S. Grain Disposition), recorded in Other income (expense) - net.

Refined and Specialty Oils
EBIT for the nine months ended September 30, 2022 included $55 million of impairment charges and employee severance expenses on the classification of our Russian oilseed and processing business as held-for-sale, recorded in Cost of goods sold.
EBIT for the nine months ended September 30, 2021 included $170 million in gains on sales of assets, comprised of a $151 million gain on sale of our Rotterdam Oils Refinery, at Bunge's 70% share at that point in time, and a $19 million gain on sale of an oils packaging facility in Mexico, both recorded in Other income (expense) - net.

Corporate and Other
EBIT for the nine months ended September 30, 2022 included $11 million of impairment charges on the classification of our Russian oilseed and processing business as held-for-sale, recorded in Cost of goods sold.
EBIT for the nine months ended September 30, 2022 also included a $29 million gain, at Bunge's 70% share, related to the settlement of one of the Company’s international defined benefit pension plans, recorded in Other income (expense) - net.
Net income for the nine months ended September 30, 2022 included $30 million tax expense on sale of the Mexico Wheat Milling business.
Net income for the nine months ended September 30, 2022 also included $39 million of expense (net of $8 million in tax benefits) related to the early redemption of the Company's 4.350% unsecured senior notes due March 15, 2024. In connection with the early redemption, the Company recorded a $47 million pre-tax charge within Interest expense, comprising a $31 million "make-whole" payment and a $16 million loss on the termination and de-designation of related interest rate hedges.

➢	Consolidated Earnings Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(US$ in millions, except per share data)	2022	2021	2022	2021
Net sales	$16,759	$14,117	$50,572	$42,469
Cost of goods sold	(15,871)	(13,255)	(47,708)	(39,795)
Gross profit	888	862	2,864	2,674
Selling, general and administrative expenses	(337)	(327)	(979)	(896)
Foreign exchange (losses) gains	(52)	(36)	(150)	(11)
Other income (expense) – net	40	220	(13)	519
Income (loss) from affiliates	30	60	95	133
EBIT attributable to noncontrolling interest (a) (1)	(1)	5	(33)	(90)
Total Segment EBIT	568	784	1,784	2,329
Interest income	30	19	50	34
Interest expense	(103)	(57)	(306)	(184)
Income tax (expense) benefit	(113)	(92)	(257)	(334)
Noncontrolling interest share of interest and tax (a) (1)	(2)	(1)	3	2
Net income (loss) attributable to Bunge (1)	380	653	1,274	1,847
Convertible preference share dividends	—	(8)	—	(25)
Net income (loss) available to Bunge common shareholders	$380	$645	$1,274	$1,822
Add back convertible preference share dividends	—	8	—	25
Net income (loss) available to Bunge common shareholders - diluted	$380	$653	$1,274	$1,847

Net income (loss) per common share diluted attributable to Bunge common shareholders	$2.49	$4.28	$8.30	$12.12
Weighted–average common shares outstanding - diluted	152	153	154	152

(a) The line items "EBIT attributable to noncontrolling interest" and "Noncontrolling interest share of interest and tax" when combined, represent consolidated Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests on a U.S. GAAP basis of presentation.

➢	Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
(US$ in millions)	2022	2021
Assets
Cash and cash equivalents	$956	$902
Trade accounts receivable, net	2,336	2,112
Inventories (a)	8,112	8,431
Assets held for sale	58	264
Other current assets	5,733	4,751
Total current assets	17,195	16,460
Property, plant and equipment, net	3,408	3,499
Operating lease assets	1,091	912
Goodwill and other intangible assets, net	795	915
Investments in affiliates	981	764
Other non-current assets	1,322	1,269
Total assets	$24,792	$23,819

Liabilities and Equity
Short-term debt	$1,327	$673
Current portion of long-term debt	773	504
Trade accounts payable	4,455	4,250
Current operating lease obligations	436	350
Liabilities held for sale	13	122
Other current liabilities	3,563	3,425
Total current liabilities	10,567	9,324
Long-term debt	2,997	4,787
Non-current operating lease obligations	602	506
Other non-current liabilities	1,253	996
Total liabilities	15,419	15,613
Redeemable noncontrolling interest	2	381
Total equity	9,371	7,825
Total liabilities, redeemable noncontrolling interest and equity	$24,792	$23,819
(a) Includes readily marketable inventories of $6,443 million and $6,869 million at September 30, 2022 and December 31, 2021, respectively. Of these amounts, $4,834 million and $4,857 million, respectively, can be attributable to merchandising activities.

➢	Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended September 30,
(US$ in millions)	2022	2021
Operating Activities
Net income (loss) (1)	$1,304	$1,935
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Foreign exchange (gain) loss on net debt	(96)	7
Depreciation, depletion and amortization	305	317
Deferred income tax expense (benefit)	(92)	(263)
(Gain) loss on sale of investments and property, plant and equipment	(7)	(416)
Impairment charges	86	—
Other, net	62	(55)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Trade accounts receivable	(359)	(785)
Inventories	(229)	(771)
Trade accounts payable and accrued liabilities	259	1,268
Advances on sales	(81)	(129)
Net unrealized (gain) loss on derivative contracts	(456)	559
Margin deposits	(55)	280
Recoverable and income taxes, net	(201)	254
Beneficial interest in securitized trade receivables	(5,288)	(3,621)
Other, net	(183)	(222)
Cash provided by (used for) operating activities	(5,031)	(1,642)
Investing Activities
Payments made for capital expenditures	(353)	(239)
Proceeds from investments	217	171
Payments for investments	(225)	(217)
Settlement of net investment hedges	(153)	(29)
Net proceeds from beneficial interest in securitized trade receivables	5,176	3,255
Proceeds from sales of businesses and property, plant and equipment	496	646
Payments for investments in affiliates	(55)	(46)
Other, net	10	21
Cash provided by (used for) investing activities	5,113	3,562
Financing Activities
Net borrowings (repayments) of short-term debt	834	(1,641)
Net proceeds (repayments) of long-term debt	(981)	998
Proceeds from the exercise of options for common shares	30	72
Repurchases of common shares	(200)	(100)
Dividends paid to common and preference shareholders	(256)	(240)
Dividends paid to noncontrolling interest holders	—	(75)
Sale of noncontrolling interest	521	—
Acquisition of redeemable noncontrolling interest and noncontrolling interest	(102)	(147)
Other, net	52	(33)
Cash provided by (used for) financing activities	(102)	(1,166)
Effect of exchange rate changes on cash and cash equivalents, restricted cash, and cash held for sale	112	(79)
Net increase (decrease) in cash and cash equivalents, restricted cash, and cash held for sale	92	675
Cash and cash equivalents, restricted cash, and cash held for sale - beginning of period	905	381
Cash and cash equivalents, restricted cash, and cash held for sale - end of period	$997	$1,056

➢	Definition and Reconciliation of Non-GAAP Measures
This earnings release contains certain "non-GAAP financial measures" as defined in Regulation G of the Securities Exchange Act of 1934. Bunge has reconciled these non-GAAP financial measures to the most directly comparable U.S. GAAP measures below. These measures may not be comparable to similarly titled measures used by other companies.
Total Segment EBIT and Adjusted Total Segment EBIT
Bunge uses segment earnings before interest and tax (“Segment EBIT”) to evaluate the operating performance of its individual segments. Segment EBIT excludes EBIT attributable to noncontrolling interests. Bunge also uses Core Segment EBIT, Non-Core Segment EBIT and Total Segment EBIT to evaluate the operating performance of Bunge’s Core reportable segments, Non-Core reportable segments, and Total reportable segments together with its corporate and other activities, respectively. Core Segment EBIT is the aggregate of the earnings before interest and taxes of each of Bunge’s Agribusiness, Refined and Specialty Oils, and Milling segments. Non-Core Segment EBIT is the earnings before interest and taxes of Bunge’s Sugar & Bioenergy segment. Total Segment EBIT is the aggregate of the earnings before interest and taxes of Bunge’s Core and Non-Core reportable segments, together with its corporate and other activities.
Adjusted Core Segment EBIT, Adjusted Non-Core Segment EBIT, and Adjusted Total Segment EBIT, are calculated by excluding temporary mark-to-market timing differences, as defined in note 3 below, and certain gains and (charges), as described in "Additional Financial Information" above, from Core Segment EBIT, Non-Core Segment EBIT, and Total Segment EBIT, respectively.
Core Segment EBIT, Non-Core Segment EBIT, Total Segment EBIT, Adjusted Core Segment EBIT, Adjusted Non-Core Segment EBIT, and Adjusted Total Segment EBIT are non-GAAP financial measures and are not intended to replace Net income (loss) attributable to Bunge, the most directly comparable U.S. GAAP financial measure. Bunge's management believes these non-GAAP measures are a useful measure of its reportable segments' operating profitability, since the measures allow for an evaluation of segment performance without regard to their financing methods or capital structure. For this reason, operating performance measures such as these non-GAAP measures are widely used by analysts and investors in Bunge's industries. These non-GAAP measures are not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to net income (loss) or any other measure of consolidated operating results under U.S. GAAP.
Net Income (loss) attributable to Bunge to Adjusted Net Income (loss) available for common shareholders
Adjusted Net Income (loss) excludes temporary mark-to-market timing differences, as defined in note 3 below, and certain gains and (charges), as described in "Additional Financial Information" above, and is a non-GAAP financial measure. This measure is not a measure of Net income (loss) attributable to Bunge, the most directly comparable U.S. GAAP financial measure. It should not be considered as an alternative to Net Income (loss) attributable to Bunge, Net Income (loss), or any other measure of consolidated operating results under U.S. GAAP.  Adjusted Net income (loss) is a useful measure of the Company's profitability.
We also have presented projected adjusted net income per common share for 2022 in the Outlook section of this earnings press release, above. This information is provided only on a non-GAAP basis without reconciliation to projected net income per common share for 2022, the mostly directly comparable GAAP measure, due to the inability at this time to quantify certain amounts necessary for such reconciliation, including but not limited to future market price movements over the remainder of the year.

Below is a reconciliation of Net income attributable to Bunge, to Total Segment EBIT, and Adjusted Total Segment EBIT:

	Three Months Ended September 30,		Nine Months Ended September 30,
(US$ in millions)	2022	2021	2022	2021
Net income (loss) attributable to Bunge	$380	$653	$1,274	$1,847
Interest income	(30)	(19)	(50)	(34)
Interest expense	103	57	306	184
Income tax expense (benefit)	113	92	257	334
Noncontrolling interest share of interest and tax	2	1	(3)	(2)
Total Segment EBIT	$568	$784	$1,784	$2,329

Agribusiness EBIT	$481	$639	$1,274	$1,838
Refined and Specialty Oils EBIT	128	130	519	$541
Milling EBIT	19	43	166	$85
Core Segment EBIT	$628	$812	$1,959	$2,464

Corporate and Other EBIT	$(84)	$(81)	$(238)	$(227)

Sugar & Bioenergy EBIT	$24	$53	$63	$92
Non-Core Segment EBIT	$24	$53	$63	$92

Total Segment EBIT	$568	$784	$1,784	$2,329
Mark-to-market timing difference	36	44	193	(151)
Certain (gains) & charges	87	(158)	138	(328)
Adjusted Total Segment EBIT	$691	$670	$2,115	$1,850

Below is a reconciliation of Net income attributable to Bunge, to Adjusted Net income (loss) available for common shareholders:

	Three Months Ended September 30,		Nine Months Ended September 30,
(US$ in millions, except per share data)	2022	2021	2022	2021
Net income (loss) attributable to Bunge	$380	$653	$1,274	$1,847
Mark-to-market timing difference	29	33	160	(126)
Certain (gains) and charges:
Ukraine-Russia war	—	—	68	—
Pension settlement	—	—	(21)	—
Bond early redemption	—	—	39	—
Impairment on sale of a business	87	—	87	—
Gain on sales of assets	—	—	—	(165)
Gain on sale of a business	—	(119)	—	(119)
Tax on Mexico wheat milling disposition	30	—	30	—
Adjusted Net income (loss) available for common shareholders	$526	$567	$1,637	$1,437
Weighted-average common shares outstanding - diluted, adjusted (a)	152	153	154	152
Adjusted Net income (loss) per common share - diluted	$3.45	$3.72	$10.66	$9.43
(a) There were zero and 2 million anti-dilutive outstanding stock options and contingently issuable restricted stock units excluded from the weighted-average number of common shares outstanding for the three month periods ended September 30, 2022 or 2021. There were zero and 2 million anti-dilutive outstanding stock options and contingently issuable restricted stock units excluded from the weighted-average number of common shares outstanding for the nine months ended September 30, 2022 and 2021, respectively.

➢	Notes
(1)    A reconciliation of Net income (loss) attributable to Bunge, to Net income (loss) is as follows:

	Nine months ended September 30,
(US$ in millions)	2022	2021
Net income (loss) attributable to Bunge	$1,274	$1,847
EBIT attributable to noncontrolling interest	33	90
Noncontrolling interest share of interest and tax	(3)	(2)
Net income (loss)	$1,304	$1,935

(2)    The Processing business included in our Agribusiness segment consists of: global oilseed processing activities, which principally include the origination and crushing of oilseeds (including soybeans, canola, rapeseed and sunflower seed) into protein meals and vegetable oils; the distribution of oilseeds, oilseed products and fertilizer products through our port terminals and transportation assets (including trucks, railcars, barges and ocean vessels); fertilizer production; and biodiesel production, which is partially conducted through joint ventures.
The Merchandising business included in our Agribusiness segment primarily consists of: global grain origination activities, which principally include the purchasing, cleaning, drying, storing and handling of corn, wheat and barley at our network of grain elevators; logistical services for the distribution of these commodities to our customer markets through our port terminals and transportation assets (including trucks, railcars, barges and ocean vessels); and financial services activities for customers from whom we purchase commodities, and other third parties.
(3)    Mark-to-market timing difference comprises the estimated net temporary impact resulting from unrealized period-end gains/losses associated with the fair valuation of certain forward contracts, readily marketable inventories (RMI), and related futures contracts associated with our committed future operating capacity. The impact of these mark-to-market timing differences, which is expected to reverse over time due to the forward contracts, RMI, and related futures contracts being part of an economically-hedged position, is not representative of the operating performance of our business.
(4)    A reconciliation of Cash provided by (used for) operating activities to Adjusted funds from operations (FFO) is as follows:

	Nine months ended September 30,
(US$ in millions)	2022	2021
Cash provided by (used for) operating activities	$(5,031)	$(1,642)
Foreign exchange gain (loss) on net debt	96	(7)
Working capital changes	6,593	3,167
Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests	(30)	(88)
Mark-to-Market timing difference, after tax	160	(126)
Adjusted FFO	$1,788	$1,304